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                                                                    EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 1999 (except for the second paragraph of Note 3 as to which the date is July 1, 1999 and Note 6, as to which the date is July 7, 2000) with respect to the consolidated financial statements of AnyTime Access, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-41196) and related Prospectus of Digital Insight Corporation for the registration of 4,600,000 shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP



Sacramento, California
July 26, 2000